EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ryman Hospitality Properties, Inc. 401(k) Savings Plan

Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Ryman Hospitality Properties, Inc. of our report dated June 14, 2017 relating to the financial statements and supplemental schedule of the Ryman Hospitality Properties, Inc. 401(k) Savings Plan which appears in this 2016 Annual Report on Form 11-K.

/s/ LBMC, PC

Brentwood, Tennessee

June 14, 2017